Exhibit 10.74

Foreign Currency Loan Contract

Number: FL020036CH

Lender: Shanghai Bank
Address or Place of Business: No. 585 Zhongshan East Road, Shanghai
Borrower: Shanghai Fangyuan Digital Technology Co., Ltd.
Address or Place of Business: No. 421 Zhongshan East Road, Building No. 62
Legal Representative: Wang Guoxiong

Borrower and Lender, in accordance with the provisions of the relevant laws, regulations and policies, have arrived at the following terms and conditions through equitable consultations for the purpose of joint compliance therewith.

Article 1 Amount, Term and Use of Loan

1.1 The amount of the loan is US$ One Million Two Hundred Thousand Exactly.

1.2 The term of the loan, from the date on which Lender actually extends loan proceeds to Borrower until the agreed upon repayment date, shall at a maximum not exceed 180 days. The actual start and end dates will be as recorded in loan documentation.

1.3 The use of the loan shall be restricted to working capital needs.

Article 2 Drawdown of Loan

2.1 Prerequisites. Borrower must submit the following documents and information to Lender prior to the first drawdown of the loan:

(1) As of each drawdown date, the declarations made in Article 6 and the warranties made in Article 7 by Borrower are true and accurate, and no default or delinquency as listed in Article 8.1 has occurred.

(2) In addition to meeting the conditions of Article 2.1(1) at the date of first drawdown, Borrower shall further meet the following conditions:

â Submission of the "Loan Card" issued by the Shanghai Branch of the People's Bank of China, which has passed annual review;

ã This Contract and the Security Contract for this Contract shall have already taken effect;

ä Other conditions as required by Lender.

2.2 Drawdown Procedures

(1) Drawdown Period: After this Contract takes effect, Borrower must draw down the entire proceeds of the Loan hereunder by --- in --- installments.

(2) In order to draw down the Loan, Borrower shall submit valid loan documentation to Lender three bank business days in advance.

(3) After the drawdown period, any remaining loan limit that has not been drawn down shall automatically be cancelled.

Article 3 Interest

3.1 The interest rate for the Loan hereunder shall be 6L +0.95, based on a thirty-day month; interest shall accrue based on the actual number of days the loan is used.

3.2 Payment of interest: When the loan becomes due, interest shall be paid together with principal. The interest payment date is the maturity date of the loan. In the event that the interest payment date falls on a non-bank business day, it shall be extended until the next bank business day.

3.3 During the effective term of this Contract, if the People's Bank of China adjusts interest rates, adjustments will be implemented accordingly. Adjustments by Lender of the interest rate under the terms of this Contract in accordance with People's Bank of China regulations shall not be construed as amendment of or supplementary to this Contract.

3.4 All taxes and fees occurring under the terms of this Contract (including, but not limited to, stamp tax, attorney's fees, notary fees, appraisal fees, registration fees and expenses arising from the execution, discharge and revision of the Contract) shall be borne by Borrower, except as otherwise provided by law.

Article 4 Repayment

4.1 Borrower shall repay the loan in accordance with the maturity dates and amounts on loan documentation. If the Loan maturity date is a non-bank business day, then it shall be extended until the next bank business date.

4.2 In the event that Borrower requests early repayment, Borrower shall notify Lender ten bank business days in advance, and may only proceed upon Lender approval. Early repayments shall take place sequentially according to the repayment plan listed on loan documentation.

4.3 In the event that the repayment amount is insufficient to fully repay all loan principal and interest due (including delinquency interest and penalties; the same applies below) and relevant expenses, payments shall be applied sequentially to relevant expenses, interest and then principal.

4.4 When repaying principal, interest (penalties) and relevant expenses for the Loan under the terms of this Contract, Borrower shall pay in the currency set forth in Article 1.1 of this Contract. If payment is made in other currencies, an equivalent amount of said currency calculated based on the quoted selling exchange rate for the Loan currency published by Lender on the payment date shall be paid.

Article 5 Security

5.1 The loan under the terms of this Contract is secured by --- provided by --- and approved by Lender. For specific contents of the security contract, see Attachment 1 to this Contract.

Article 6 Declarations

6.1 Borrower hereby declares to Lender that:

(1) Borrower is an enterprise (institution) juridical person or other economic organization registered in accordance with the laws of the People's Republic of China, has passed annual review procedures required by industry and commerce administration departments, and is qualified and competent to execute and fulfill this Contract;

(2) All documents and information associated with this Contract and security matters provided by Borrower to Lender are complete, true and valid;

(3) Financial statements provided by Borrower are compiled in accordance with Accounting Standards of the People's Republic of China; said statements and all other information attached are complete and true; and no major detrimental changes have occurred to Borrower's financial or credit status since the application for this Loan was submitted;

(4) Borrower's execution and fulfillment of this Contract do not violate Borrower's Articles of Association or the provisions of laws or regulations that are legally binding upon Borrower;

(5) Borrower's execution and fulfillment of this Contract do not conflict with any other Contracts currently executed and in the process of fulfillment;

(6) Borrower has not concealed any litigation, arbitration, claims or other violations in which it is involved, which may endanger Lender's interests.

Article 7 Warranties

7.1 Borrower hereby promises that within the effective term of this Contract:

(1) By the fifteenth of each month, Borrower will submit the prior month's financial statements to Lender, and by the end of April each year, Borrower shall submit the prior year's financial statements, said statements to be audited or to have passed fiscal department audit, and shall promptly submit other information as deemed necessary by Lender;

(2) Borrower will accept Lender's oversight and examination of Borrower's use of credit loan proceeds and relevant production, management and financial activities, and shall offer Lender working convenience;

(3) If Borrower wishes to provide security to a third party, Borrower shall first notify Lender; if Borrower's performance of the obligations under the terms of this Contract is affected, Lender's approval shall be obtained;

(4) Borrower shall notify Lender thirty days in advance of the occurrence of joint operation, mergers, acquisitions, joint ventures, cooperative ventures, spin-offs, suspension of operations, dissolution, bankruptcy or restructuring of stock ownership system, foreign investment, subcontracting, leasing, or assignment of property ownership for compensation, and shall provide a debt repayment plan that is acceptable to Lender;

(5) Borrower will purchase insurance on property associated with the Loan from an insurance company;

(6) If deemed necessary by Lender, Borrower shall have this Contract notarized;

(7) Borrower will notify Lender immediately if Borrower becomes involved in litigation, or if Borrower's assets undergo enforcement measures by a judicial authority, including freezing, attachment or confiscation;

(8) Borrower will not allow Loan process to flow into the stock market or futures market by any means;

(9) If Borrower modifies such matters as its name, official seal, Articles of Association, address, contact address, scope of operations, legal representative, or registered capital, Borrower shall notify Lender in writing within seven days of the date of such changes;

(10) If any events occur to Borrower that may endanger the interests of Lender, in addition to taking the initiative to adopt remedial measures, Borrower shall promptly notify Lender in writing;

(11) If major changes occur to the guarantor such that the performance of security obligations is affected, Borrower shall promptly notify Lender.

Article 8 Breach of Contract

8.1 The occurrence of any of the following situations with respect to Borrower shall constitute a breach of contract:

(1) Failure to repay Loan principal and interest in accordance with the deadlines and amounts stipulated in this Contract;

(2) Failure to use Loan proceeds in accordance with the purpose stipulated in this Contract;

(3) Failure to perform the warranties under Article 7 of this Contract, and failure to achieve remedy or correction within fifteen days beginning from the date on which such failure occurs;

(4) Declarations made in this Contract are proved false;

(5) Inability to fulfill obligations in any other loan, financing or security contracts executed with Lender or third parties;

(6) Illegal operations;

(7) Application for bankruptcy, declared bankrupt or (have) operations suspended;

(8) Security under the terms of this Contract is invalid or Guarantor is disqualified as guarantor, or collateral or pledged objects used to secure this Contract undergo enforcement measures or are claimed by third parties;

(9) Other action or inaction affecting the performance of this Contract.

8.2 In the event that Borrower is in breach of contract, Lender has the right to adopt any one or several of the following measures; with respect to this, Borrower unconditionally forfeits all rights of defense.

(1) With respect to the default event set forth in Article 8.1(1), if the insufficient payment is for quarterly interest, compound interest at the original interest rate will accrue beginning on the day after the interest payment date; if the insufficient payment is for interest due upon maturity, delinquent penalty interest at a rate of 130% of the original interest rate will accrue beginning on the day after the maturity date;

(2) With respect to the default event set forth in Article 8.1(2), penalty interest at a rate of 150% of the original interest rate will accrue on the misappropriated amount beginning from the date on which funds are misappropriated through such time as the situation is corrected;

(3) Partial or full termination of Borrower's right to draw down the loan;

(4) Declaration of the full loan amount as due, requiring repayment within a limited time period or active deduction and collection in accordance with the provisions of Article 9 of this Contract.

(5) Disposition of all or part of the collateral or pledged objects provided by Borrower or mortgagor (pledgor), or demanding that guarantor fulfill guarantee liability;

(6) Filing of litigation according to law or other means of recourse.

8.3 All expenses and losses incurred as the result of recovering the Loan (including, but not limited to, Lender's attorney's fees and expenses incurred by Lender to realize debt creditor's rights) shall be borne by Borrower.

Article 9 Deduction and Collection

9.1 When the Loan under the terms of this Contract comes due or is declared due, Lender has the right to directly deduct and collect Loan principal, interest and associated expenses from Borrower's accounts established with Lender (including all branches of Shanghai Bank). Borrower forfeits all rights of defense with respect hereto.

Article 10 Exercise of Rights

10.1 During the execution and performance of this Contract, Lender's failure to exercise or delayed exercise of any rights under the terms of this Contract, or lenience with respect to the conditions and procedural requirements for Borrower to apply for and use the Loan, shall be deemed to be Lender's independent, one-time acts, and shall not constitute forfeiture or postponement of exercise of rights on the part of Lender, nor shall same constitute a precedent for relaxing or easing conditions and procedural requirements with respect to Borrower's application for and use of the Loan, nor shall same affect Lender's exercise of other rights under the terms of this Contract or any of Borrower's obligations under the terms of this Contract.

Article 11 Notices

11.1 Except as otherwise provided in this Contract, relevant notices and demands between the two parties to this Contract shall be delivered to the opposite party in writing by the designated means to the contact addresses listed on the signature page of this Contract. Notices delivered by registered mail with return receipt requested shall be deemed to have been delivered on the date on which the recipient signs or seals the return receipt; notices delivered by special courier shall be deemed to have been delivered on the date on which the recipient signs for acceptance.

Article 12 Assignment of Creditor's Rights

12.1 Lender may autonomously decide to assign all or part of its creditor's rights under the terms of this Contract; however, Lender shall promptly notify Borrower. Without the written consent of Lender, Borrower must not assign its obligations under the terms of this Contract in any form.

Article 13 Other Terms and Conditions

13.1 Loan and repayment documents, interest settlement statements and agreements, delinquent payment demands and penalty interest notices associated with the performance of this Contract shall all constitute integral components of this Contract, and shall all be legally binding on the two parties to the Contract.

13.2 In order to be valid, any revisions or supplements to this Contract and its integral components shall require the execution of corresponding agreements by the two parties after reaching consensus through consultations.

13.3 This Contract is legally binding on the two parties to the Contract and their heirs and assignees.

13.4 The two parties agree:

13.5 In the event of disputes during the performance of this Contract, if consultations of the two parties are unsuccessful, litigation shall be filed according to law with the Lender's local People's Court of jurisdiction.

13.6 This Contract shall take effect upon signing or affixing of seals by the legal representatives or their authorized representatives and affixing of official corporate seals, and shall terminate automatically when Borrower's debt obligations under the terms of this Contract are fully repaid.

13.7 There are three identical original copies of this Contact, one to be held by each of the two parties to this Contract, and one to be submitted to the Shanghai Branch of the State Administration of Foreign Exchange for its records.

Attachments:

1. Security Contract number [blank]
2.

Lender: Shanghai Bank
(Official seal) [seal:]        Shanghai Bank
                   Special Contract Seal

Legal representative or authorized representative [personal seal illegible]
(Signature or seal)

Contact Address: [blank]

Borrower: [official seal illegible]
(Official Seal)

Legal representative or authorized representative: [seal:] Wang Guoxiong
(Signature or seal)

Contact Address: [blank]

Signed at: Shanghai                Date signed: December 18, 2002